UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive

Plainsboro, NJ 08536

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2014, Integra LifeSciences Holdings Corporation (the “Company”) entered into the Second Amended and Restated 2005 Employment Agreement with John B. Henneman, III, Corporate Vice President and Chief Administrative Officer of the Company (the “Agreement”). The Agreement is effective as of May 2, 2014 and amends and restates the Amended and Restated 2005 Employment Agreement between the Company and Mr. Henneman, as amended (the “Prior Agreement”). Under the Agreement, the term of the Agreement and Mr. Henneman’s employment with the Company will terminate on September 30, 2014, unless earlier terminated.

The Agreement provides for (i) an annual base salary of $561,000 and (ii) the opportunity to earn a 2014 annual performance bonus targeted at an amount equal to 90% of Mr. Henneman’s annual base salary (each of which remain unchanged from Mr. Henneman’s previous arrangement). However, under the Agreement, Mr. Henneman will not be eligible to receive a 2014 bonus unless he remains employed through September 30, 2014, in which case he will be eligible to receive a pro-rated performance bonus based on time employed during the Company’s 2014 fiscal year. Mr. Henneman is also entitled under the Agreement to participate in benefit plans, and the Agreement contains a covenant not to compete clause.

The Agreement also provides, effective as of May 23, 2014, for the full accelerated vesting of each outstanding time-vesting restricted stock award held by Mr. Henneman. In addition, with respect to each outstanding performance stock award held by Mr. Henneman, any employment or continued service requirements will be deemed satisfied on that date, and the awards will remain outstanding and eligible to vest in accordance with the terms and conditions (other than continued service/employment conditions) set forth in the applicable award agreement.

Under the Agreement, if Mr. Henneman’s employment is terminated outside the context of a “change in control” by the Company without “cause,” by Mr. Henneman for “good reason,” upon the expiration of the term of the Agreement, or due to Mr. Henneman’s death or “disability” (each, as defined in the Agreement), then, in addition to accrued amounts, Mr. Henneman will be entitled to the following payments and benefits:

•	A lump sum payment equal to $1,065,900 (which represents the sum of Mr. Henneman’s annual base salary and 2014 target bonus);

•	Company-subsidized healthcare continuation coverage for Mr. Henneman and his dependents for up to twelve months after his termination date; and

•	Company-paid life and disability insurance premiums for Mr. Henneman for up to twelve months after his termination date.

In addition, if (i) the Company enters into a “definitive agreement” (as defined in the Agreement) with respect to a change in control transaction prior to Mr. Henneman’s termination; (ii) Mr. Henneman’s employment is terminated by the Company without cause, by Mr. Henneman for good reason, or upon the expiration of the term of the Agreement, in each case, after the definitive agreement is entered into but prior to or on the change in control; and (iii) a change in control occurs within twelve months following the date of the definitive agreement, then Mr. Henneman will be entitled to an additional amount equal to 1.99 times the sum of Mr. Henneman’s annual base salary and his target bonus.

If Mr. Henneman’s employment is terminated by the Company within twelve months after a change in control without cause, by Mr. Henneman for good reason, or upon the expiration of the term of the Agreement, then Mr. Henneman will be entitled to receive the same payments and benefits as in the non-change in control context, except (i) the lump sum cash payment will equal to 2.99 times the sum of Mr. Henneman’s annual base salary and target bonus; (ii) the Company-subsidized healthcare continuation coverage and Company-paid life and disability insurance premiums will continue until no later than December 19 of the year following the year of his termination; and (iii) Mr. Henneman will also be entitled to reimbursement of all reasonable legal fees and expenses incurred during his lifetime (and for a period following his death) as a result of such termination. These severance payments and benefits are consistent with the terms of the Prior Agreement.

Mr. Henneman’s right to receive the severance payments pursuant to the Agreement, whether or not in connection with a change in control, is contingent on Mr. Henneman executing a mutual release that is mutually agreeable with the Company (provided that the Company also executes a mutual release).

The foregoing description of the Agreement is not complete and is subject to and qualified in its entirety by the terms of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Integra LifeSciences Holdings Corporation (the “Company”) was held on May 20, 2014. The final results of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1: All of the Board of Directors’ nominees for director were elected to serve until the Company’s 2015 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth below.

Nominees	For	Against	Abstain	Broker Non-Vote
Peter J. Arduini	29,594,851	287,405	14,766	918,330
Keith Bradley	29,513,242	377,828	5,951	918,331
Richard E. Caruso	29,513,325	379,435	4,262	918,330
Stuart M. Essig	29,603,899	288,811	4,312	918,330
Barbara B. Hill	29,879,265	10,367	7,390	918,330
Lloyd W. Howell, Jr.	29,884,708	4,890	7,424	918,330
Donald E. Morel, Jr.	29,877,382	12,185	7,455	918,330
Raymond G. Murphy	29,878,777	10,898	7,346	918,331
Christian S. Schade	29,884,618	5,078	7,326	918,330
James M. Sullivan	29,560,449	330,722	5,851	918,330

Item No. 2: The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year, by the votes set forth below.

For	Against	Abstain	Broker Non-Vote
30,439,621	364,147	11,583	0

Item No. 3: The stockholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, by the votes set forth below.

For	Against	Abstain	Broker Non-Vote
29,630,413	211,137	55,472	918,330

Item 9.01. Financial Statements and Exhibits.

(d) EXHIBITS

10.1	Second Amended and Restated 2005 Employment Agreement between the Company and John B. Henneman, III

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: May 23, 2014	By:	/s/ Peter J. Arduini
Peter J. Arduini
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Second Amended and Restated 2005 Employment Agreement between the Company and John B. Henneman, III